Exhibit 10.1

SIXTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 23rd day of May, 2007, by and among SILICON VALLEY BANK (“Bank”), RELM WIRELESS CORPORATION, a Nevada corporation (“Relm Wireless”), RELM COMMUNICATIONS, INC., a Florida corporation (“Relm Communications” and, together with Relm Wireless, the “Borrower”) whose address is 7100 Technology Drive, West Melbourne, Florida  32904.

RECITALS

A.

Bank and Borrower have entered into that certain Loan and Security Agreement dated as of August 29, 2003, as previously amended (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.

Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.

Borrower has requested that Bank amend the Loan Agreement to (i)  delete the Net Profit covenant contained in Section 5 of the Amended and Restated Schedule to Loan and Security Agreement, (ii) replace such Net Profit covenant with a Tangible Net Worth covenant, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.

Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.

Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.

Amendments to Loan Agreement.

Section 5 (Financial Covenants).  Section 5 of the Amended and Restated Schedule to Loan and Security agreement is amended in its entirety and replaced with the following:

FINANCIAL COVENANTS

(Section 5.1):

Borrower shall comply with each of the following covenants.  Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:

Tangible Net Worth:  Borrower shall maintain at all times, to be tested as of the last day of each quarter, on a consolidated basis with respect to Borrower and its Subsidiaries, a Tangible Net Worth of at least $28,000,000, increasing by (a) 50% of quarterly profits, commencing with the quarter beginning April 1, 2007, and (b) 75% of the amount received in respect of issuances of equity and the principal amount of the issuance of Subordinated Debt, in each case received after April 1, 2007.

Adjusted Quick Ratio:  Borrower shall maintain as of the end of each quarter an Adjusted Quick Ratio of at least 2:00 to 1.00.

Definitions.  For purposes of the foregoing financial covenants, the following term shall have the following meaning:

“Adjusted Quick Ratio” means, as of any date, the ratio of (x) Quick Assets to (y) Current Liabilities less Deferred Revenues; where

“Quick Assets” are, on such date, the Borrower’s consolidated, unrestricted cash, cash equivalents, and net billed accounts receivable, all determined according to GAAP;

“Current Liabilities” are the aggregate amount of Borrower’s Total Liabilities which mature within one (1) year; and

“Total Liabilities” are, on any day, obligations that should, under GAAP, be classified liabilities on Borrower’s consolidated balance sheet, including all debt and current portion of subordinated debt allowed to be paid, but excluding all other subordinate debt.

“Deferred Revenue” is all amounts received in advance of performance under maintenance, licensing and service contracts and not yet recognized as revenue.

“Tangible Net Worth” is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus (a) any amounts attributable to (i) goodwill, (ii) intangible items including unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, (iii) notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates, and (iv) reserves not already deducted from assets, minus (b) Total Liabilities , plus (c) Subordinated Debt; where:

“Subordinated Debt” is indebtedness incurred by Borrower and subordinated to all of Borrower’s now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank; and.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and current portion of Subordinated Debt permitted by Bank to be paid by Borrower.

Replacement of Compliance Certificate.  The Compliance Certificate attached to the Amended and Restated Schedule to Loan Agreement is amended in its entirety and replaced with the Compliance Certificate attached hereto as Schedule 1.

3.

Limitation of Amendments.

The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.

Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1

Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2

Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3

The organizational documents of Borrower delivered to Bank on the June 14, 2006, in the case of the bylaws of Relm Communications, and on August 29, 2003, in the case of all other organizational documents, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4

The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5

The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6

The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7

This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.

Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.

Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Bank’s receipt of the such other documents, agreements and instruments as it may require, each in form and substance satisfactory to the Bank in its sole discretion, and (c) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK
Silicon Valley Bank
By:	/s/ M. Scott McCarty
Name: M. Scott McCarty Title: Relationship Manager

BORROWER
Relm Wireless Corporation
By:	/s/ William P. Kelly
Name: William P. Kelly Title: Executive Vice President
BORROWER
Relm Communications, Inc.
By:	/s/ William P. Kelly
Name: William P. Kelly Title: Executive Vice President